Exhibit 24
POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of James G. Coogan, Richard S. Smith, Jr. and Emily Bretas Romano as his or her true and lawful attorney-in-fact and agent, upon the action of either such appointee, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which each of said attorneys-in-fact and agents may deem necessary or advisable in order to enable Kaman Corporation (the “Company”) to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of the Registration Statement on Form S-8 which registers shares of the Company’s common stock issuable pursuant to the Kaman Corporation Second Amended and Restated 2013 Management Incentive Plan, under the Securities Act, including specifically, but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file or cause to be filed the same with all exhibits thereto and other documents in connection therewith with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file or cause to be filed the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto each of said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed by the following persons in the following capacities on the dates indicated.

/s/ Aisha M. Barry	Director	May 31, 2023
Aisha M. Barry

/s/ A. William Higgins	Director	June 1, 2023
A. William Higgins

/s/ Scott E. Kuechle	Director	May 31, 2023
Scott E. Kuechle

/s/ Michelle J. Lohmeier	Director	June 1, 2023
Michelle J. Lohmeier

/s/ Jennifer M. Pollino	Director	June 1, 2023
Jennifer M. Pollino

/s/ Niharika T. Ramdev	Director	June 1, 2023
Niharika T. Ramdev

/s/ Ian K. Walsh	Director	May 31, 2023
Ian K. Walsh